Exhibit 10.107

TRANSITIONAL TRADEMARK LICENSE AGREEMENT

This TRANSITIONAL TRADEMARK LICENSE AGREEMENT (“Agreement”) is effective as of the Closing Date (as defined in the SPA), by and among Health Net, Inc., a Delaware corporation (“Parent”), and each of the Acquired Companies (as defined in the SPA).

WHEREAS, Parent, Health Net of the Northeast, Inc., a Delaware corporation, Oxford Health Plans, LLC, a Delaware limited liability company and, solely with respect to Section 8.16, UnitedHealth Group Incorporated, a Minnesota corporation, have entered into a Stock Purchase Agreement, dated as of July 20, 2009 (the “SPA”); and

WHEREAS, in connection with the foregoing, Parent desires to grant to the Acquired Companies a limited license to use certain Licensed Marks (as defined below);

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, it is agreed by and between the parties as follows:

1. Definitions. For the purpose of this Agreement, unless specifically defined otherwise in this Agreement, all defined terms will have the meanings set forth in the SPA:

1.1. “Licensed Marks” means the Trademarks of Parent, as well as any common law trademarks actually used in connection with and which are necessary for the Acquired Companies, and set forth in Exhibit A attached hereto, which may be updated from time to time by the mutual agreement of the parties.

1.2. “Trademark Usage Guidelines” means the written guidelines for proper usage of the Licensed Marks, as in use by Parent immediately prior to the Closing Date. All such guidelines may be revised and updated by Parent from time to time during the term of the license in its reasonable discretion; provided that any changes to such guidelines shall be generally applicable and not be specifically directed at the Acquired Companies.

2. Licenses; Warranty and Indemnification.

2.1. License Grants. Subject to the terms and conditions of this Agreement, Parent grants to each of the Acquired Companies a royalty-free, non-exclusive, non-transferable license during the term of this Agreement for each of the Acquired Companies to use the Licensed Marks solely for the purpose of offering, selling, administering or providing healthcare benefits under the Administered Contracts and to wind-up the Business (as defined in the Administrative Services Agreement) (the “Purpose”). This license includes making new materials, websites or electronic media using the Licensed Marks and continuing use of the HEALTH NET mark in Acquired Company names for the Purpose.

2.2. License Restrictions. Each of the Acquired Companies agrees not to use the Licensed Marks in any manner except for the Purpose. The Acquired Companies shall not misrepresent to any Person the scope of their authority under this Agreement, or incur or authorize any expenses or liabilities chargeable to Parent. The Acquired Companies shall use the Licensed Marks during the term of the license only in a manner that is consistent with Parent’s Trademark Usage Guidelines, including all required trademark notices. The Acquired

Companies agree not to take any action inconsistent with such ownership and further agree to provide, at Parent’s reasonable expense, any commercially reasonable assistance to Parent, which Parent deems necessary to establish and preserve Parent’s exclusive rights in and to the Licensed Marks. In the event Parent takes any action that claims damages for infringement of the Licensed Marks, the Acquired Companies shall be entitled any recovery or award that relates to damages incurred by the Acquired Companies, provided that the affected Acquired Company reimburse Parent for its costs related to such recoveries and awards, including reasonable attorney’s fees. The Acquired Companies shall not adopt, use or attempt to register any trademarks or trade names that are confusingly similar to the Licensed Marks or in such a way as to create combination marks with the Licensed Marks. The Acquired Companies shall provide Parent’s representative [name] at [address and e-mail address] with samples of all materials that use the Licensed Marks for Parent’s quality control purposes, prior to any public use or display of such materials or upon Parent’s written request (unless such materials have been used by an Acquired Company prior to the Closing Date or have been created by the Administrator in connection with its services under the Administrative Services Agreements).

2.3. Warranty and Indemnification. Parent represents and warrants that (a) it owns all right, title and interest in and to the Licensed Marks; (b) it has the right to grant the licenses granted in this Agreement; (c) to Parent’s knowledge, there is no pending, existing or threatened opposition or other legal or governmental proceeding before any court or registration authority against or involving the Licensed Marks; (d) except as Parent has disclosed in the Seller Disclosure Schedule of the SPA, no claims have been made by Parent against any third party alleging that such third party is interfering with, infringing upon or misappropriating any of the Licensed Marks; (e) the grant of rights as set forth in Section 2.1 will not require any approval of any Governmental Entity or the consent of any third party in respect of the Licensed Marks; (f) to Parent’s knowledge, the Acquired Companies’ use of the Licensed Marks pursuant to the terms of this Agreement will not interfere with, infringe upon, dilute or misappropriate any intellectual property right of any third party; (g) as of the Closing Date, there are no settlements, judgments, orders or other agreements which restrict the rights of Parent, and which may restrict the rights of the Acquired Companies, to use the Licensed Marks as permitted under the terms of this Agreement; and (h) the Licensed Marks identified as registered marks include all registered marks used in the Business as of the Closing Date. Parent agrees to indemnify, hold harmless and defend each Acquired Company against any third party claim, demand, cause of action, debt, expense or liability (including reasonable attorney’s fees and costs), to the extent that it is based upon a claim that as a result of the material uncured breach of one of the foregoing warranties, an Acquired Company’s use of the registered Licensed Marks as permitted in this Agreement is an infringement or other violation of the rights of such third party. In the event an Acquired Company indemnified party has a claim for indemnity against Parent under the terms of the SPA, the parties shall follow the procedures set forth in Section 7.4(a) and 7.4(b) of the SPA and the indemnity shall be subject to the limits and other terms regarding indemnification set forth in the SPA as well as this Agreement.

3. Ownership of Licensed Marks; Maintenance. The Acquired Companies acknowledge Parent’s claim of exclusive ownership of the Licensed Marks. As between the parties hereto, Parent shall own all right, title and interest in the Licensed Marks. The Acquired Companies agree not to challenge the ownership or validity of the Licensed Marks. The Acquired

Companies’ use of the Licensed Marks shall inure exclusively to the benefit of Parent, and the Acquired Companies shall not acquire or assert any rights therein. The Acquired Companies recognize the value of the goodwill associated with the Licensed Marks, and that the Licensed Marks may have acquired secondary meaning in the minds of the public. Parent agrees to use commercially reasonable efforts, at its cost and expense, to maintain any and all registrations and/or applications for any registered Licensed Marks in full force and effect for the duration of this Agreement, provided that such Licensed Marks continue to be used commercially by either of Parent or any of the Acquired Companies.

4. Term of License. The term of the license granted pursuant to Section 2.1 hereof shall begin on the Closing Date and extend through the administration of the Administered Contracts and the Business (as defined in the Administrative Services Agreement), including any run-off under the Claims Servicing Agreements, and the wind-up of all of the Acquired Companies, to the extent reasonably necessary for such wind-up, unless terminated sooner pursuant to the provisions of Section 5 below.

5. Termination.

5.1. Termination for Cause. If Parent notifies an Acquired Company that the Acquired Company’s use of the Licensed Marks does not materially comply with the Trademark Usage Guidelines, or if Parent notifies an Acquired Company that the Acquired Company is otherwise in material breach of its obligations under this Agreement (in each case specifying the non-compliance or breach), the affected Acquired Company shall immediately correct such identified defects or cure such material breach. If such defects are not corrected or such material breach is not cured to Parent’s reasonable satisfaction within thirty (30) days from delivery of notice, Parent shall have the right to terminate this Agreement, as to the affected Acquired Company.

5.2. Effect of Termination. Immediately upon termination of this Agreement, the license granted in Section 2.1 shall terminate, and the Acquired Companies shall cease and desist all use of the Licensed Marks for any and all purposes, subject to a reasonable period to phase out use and exhaust inventories of cards, letterheads, advertisement and promotional materials and other materials using the Licensed Marks and to change the names of the Acquired Companies. The Acquired Companies shall have the right after the expiration of the term or any termination to (a) keep existing records and other historical or archived documents containing or referencing the Licensed Marks, (b) use the Licensed Marks to the extent required by or permitted as a fair use under any applicable laws, rules or regulations (including without limitation any continued use of the Licensed Marks reasonably necessary to comply with applicable state-level department of insurance requirements), (c) refer to the historical fact that the Acquired Companies have previously conducted their respective businesses under the Licensed Marks; and (d) use as minimally required for the administration of the Administered Contracts and the Business (as defined in the Administrative Services Agreement), including any run-off under the Claims Servicing Agreements, not completed before the wind-up of all of the Acquired Companies.

5.3. Survival. Sections 2.3, 3, 5.2, 5.3, 6 and 7 shall survive the termination of this Agreement.

6. Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL PARENT BE LIABLE TO THE ACQUIRED COMPANIES, OR TO ANY THIRD PARTY CLAIMING THROUGH OR UNDER THE ACQUIRED COMPANIES, FOR ANY LOST PROFITS, OR FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF PARENT HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. Each party hereto acknowledges that the foregoing limitations are an essential element of the Agreement between the parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different.

7. Miscellaneous.

7.1. No Obligation to Obtain Marks. Neither the Acquired Companies nor Parent, nor any of their Subsidiaries or Affiliates, are obligated to: (a) file any new application for registration of any trademark, or to secure any new rights in any trademarks; or (b) provide any assistance, except for the obligations expressly assumed in this Agreement, including Section 3.

7.2. Amendment and Modification. This Agreement may be amended, modified or supplemented, only by a written agreement signed by each of the parties hereto.

7.3. Waiver of Compliance; Consents. Any failure of the Acquired Companies, on the one hand, or Parent, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Parent or the Acquired Companies, respectively, only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 7.3.

7.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopier (with a confirmed receipt thereof) or registered or certified mail (postage prepaid, return receipt requested), and on the next Business Day when sent by overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)	if to the Acquired Companies, to:

UnitedHealthcare, Inc.

5901 Lincoln Drive

Edina, MN 55426-1611

Facsimile:    (952) 992-5250

Attention:    Chief Financial Officer & General Counsel

and

Oxford Health Plans, LLC

One Penn Plaza

New York, NY 10019

Facsimile:     (203) 459-7171

Attention:     Northeast Region Chief Executive Officer

and

UnitedHealth Group Incorporated

9900 Bren Road East

Minnetonka, MN 55343

Facsimile:     (952) 936-0044

Attention:     General Counsel

and

Facsimile:    (952) 936-3007

Attention:     Vice President, Corporate Development

with a copy to:

Dorsey & Whitney LLP

Suite 1500

50 South Sixth Street

Minneapolis, MN 55402

Facsimile:     (612) 340-2868

Attention:      Neal N. Peterson, Esq.

(b)	if to Parent, to:

Health Net, Inc.

21650 Oxnard Street

Woodland Hills, CA 91367

Facsimile:    (818) 676-7503

Attention:     Linda V. Tiano, Senior Vice President, General Counsel and Secretary

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, CA 90071-1560

Facsimile:    (213) 891-8763

Attention:     James Beaubien, Esq.

                     Julian Kleindorfer, Esq.

7.5. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, which shall not be unreasonably withheld or delayed.

7.6. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principles thereof. Each of Parent and the Acquired Companies hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the Borough of Manhattan, the City of New York (the “Chosen Courts”) for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Chosen Courts and agrees not to plead or claim in the Chosen Courts that such litigation brought therein has been brought in any inconvenient forum. The parties waive the right to trial by jury with respect to any claims hereunder. The parties further irrevocably consent to the service of process out of the Chosen Courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the parties at their addresses referred to in Section 7.4 hereof.

7.7. Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. The parties hereto are sophisticated, represented by counsel and jointly have participated in the negotiation and drafting of this Agreement and there shall be no presumption or burden of proof favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

7.8. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

7.9. No Third Party Beneficiaries. This Agreement is not intended to, and does not, create any rights or benefits of any party other than the parties hereto; provided that Oxford Health Plans, LLC shall be a third party beneficiary for purposes of enforcing the rights of the Acquired Companies.

7.10. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

7.11. Construction. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the term “Section” refers to the specified Section of this Agreement; (v) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and (vi) the term “including” means “including without limitation”. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 7.12, provided that receipt of copies of such counterparts is confirmed.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have signed this Transitional Trademark License Agreement effective as of the Closing Date first set forth above.

PARENT: HEALTH NET, INC.

By:	/s/ Jay M. Gellert
Name:	Jay M. Gellert
Title:	President and Chief Executive Officer

Signature Page to Transitional Trademark License Agreement

ACQUIRED COMPANIES: HEALTH NET OF CONNECTICUT, INC.

By:	/s/ Paul Lambdin
Name:	Paul Lambdin
Title:	President

HEALTH NET OF NEW YORK, INC.

By:	/s/ Anju Sikka, M.D.
Name:	Anju Sikka, M.D.
Title:	President

HEALTH NET INSURANCE OF NEW YORK, INC.

By:	/s/ Steven J. Sell
Name:	Steven J. Sell
Title:	President

Signature Page to Transitional Trademark License Agreement

FOHP, INC.

By:	/s/ Paul Lambdin
Name:	Paul Lambdin
Title:	President

HEALTH NET OF NEW JERSEY, INC.

By:	/s/ Paul Lambdin
Name:	Paul Lambdin
Title:	President

HEALTH NET SERVICES (BERMUDA) LTD.

	By:	HEALTH NET OF THE NORTHEAST, INC.

		By:	/s/ Steven J. Sell
		Name:	Steven J. Sell
		Title:	President

Signature Page to Transitional Trademark License Agreement

EXHIBIT A

LICENSED MARKS

Registered Marks

A Better Decision, including U.S. Reg. No. 3,514,033

Decision Power, including U.S. Reg. No. 3,136,525

Health Net, including U.S. Reg. Nos. 2,927,099, 1,147,331

HN (logo), including U.S. Reg. No. 2,729,806

MHN, including U.S. Reg. No. 2,212,107

Pregnancy Matters, including U.S. Reg. No. 2,765,239

Quitting Matters, including U.S. Reg. No. 2,730,393

Other Marks

All other common law marks and domain names in use by the Acquired Companies as of the Closing Date.